POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of the Wilmington Funds and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission’s electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	TITLE	DATE
/s/ Joseph J. Castiglia	Chairman of the Board and Trustee	March 17, 2012
Joseph J. Castiglia

/s/ Richard J. Berthy	Chief Executive Officer (Principal Executive Officer)	March 16, 2012
Richard J. Berthy

/s/ Kenneth G. Thompson	President and Trustee	March 19, 2012
Kenneth G. Thompson

/s/ Guy Nordahl	Treasurer (Principal Financial Officer)	March 22, 2012
Guy Nordahl

/s/ William H. Cowie, Jr.	Trustee	March 29, 2012
William H. Cowie, Jr.

/s/ John S. Cramer	Trustee	March 17, 2012
John S. Cramer

/s/ R. Samuel Fraundorf	Trustee	March 16, 2012
R. Samuel Fraundorf

/s/ Daniel R. Gernatt, Jr.	Trustee	March 20, 2012
Daniel R. Gernatt, Jr.

/s/ Richard B. Seidel	Trustee	March 15, 2012
Richard B. Seidel

/s/ Dr. Marguerite D. Hambleton	Trustee	March 15, 2012
Dr. Marguerite D. Hambleton

/s/ Robert H. Arnold	Trustee	March 18, 2012
Robert H. Arnold

/s/ Dr. Eric Brucker	Trustee	March 17, 2012
Dr. Eric Brucker

/s/ Robert J. Christian	Trustee	March 19, 2012
Robert J. Christian

/s/ Nicholas A. Giordano	Trustee	March 16, 2012
Nicholas A. Giordano